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                                                                     EXHIBIT 1


                                                                  EXECUTION COPY


                          ALARIS MEDICAL SYSTEMS, INC.

               $170,000,000 11-5/8% SENIOR SECURED NOTES DUE 2006


                              PURCHASE AGREEMENT


                                                                October 11, 2001
                                                              New York, New York


UBS WARBURG LLC
BEAR, STEARNS & CO. INC.
c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171


Ladies and Gentlemen:

            ALARIS Medical Systems, Inc., a Delaware corporation (the "ISSUER"), agrees with you as follows:

            1. ISSUANCE OF NOTES. The Issuer proposes to issue and sell to UBS Warburg LLC and Bear, Stearns & Co. Inc. (the "INITIAL PURCHASERS") $170,000,000 aggregate principal amount of 11-5/8% Senior Secured Notes due 2006 (the "ORIGINAL NOTES"). The Original Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined herein), by and between the Issuer and HSBC Bank USA, as trustee (the "TRUSTEE"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

            The Notes will have the benefit of the Security Documents (as defined in the Indenture), pursuant to which the Issuer will, among other things, grant a lien on certain of its assets as described in the Security Documents.

            The Original Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuer has prepared a preliminary offering memorandum, dated October 5, 2001 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum dated and available for distribution on the date hereof (the "OFFERING MEMORANDUM") relating to the Issuer and the Original Notes.

            The Initial Purchasers have advised the Issuer that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "AGREEMENT") has been executed and delivered, to resell (the "EXEMPT RESALES") the Original Notes purchased by the Initial Purchas-


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ers under this Agreement in private sales exempt from registration under the
Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act; the Persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "ELIGIBLE PURCHASERS."

            Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under "Notice to Investors" in the Offering Memorandum.

            Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") to be dated the Closing Date. Pursuant to the Registration Rights Agreement, the Issuer will agree to (i) file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the "EXCHANGE NOTES" and, together with the Original Notes, the "NOTES") to be offered in exchange for the Original Notes (the "EXCHANGE OFFER") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Original Notes, and (ii) to use its reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Indenture, the Registration Rights Agreement and the Security Documents are hereinafter sometimes referred to collectively as the "TRANSACTION DOCUMENTS."

            Proceeds from the issuance and sale of the Original Notes, together with available cash of the Issuer, will be used to repay in full all outstanding borrowings under the Issuer's existing bank credit facility (the "EXISTING BANK FACILITY"), and the Existing Bank Facility will be terminated. In addition after the Closing Date, the Issuer intends to take the actions, and has been advised by its sole stockholder, ALARIS Medical, Inc., a Delaware corporation ("PARENT"), that Parent intends to take the actions, with respect to Parent's 7-1/4% convertible subordinated debentures due 2002 (the "CONVERTIBLE DEBENTURES") as described in the Offering Memorandum under "Description of Certain Indebtedness -- Indebtedness of Holdings -- 7-1/4% convertible subordinated debentures" (the "DEBENTURE PAYMENT").

            The issuance and sale of the Original Notes (including the grant of mortgages and security interests pursuant to the Security Documents) the payment and termination of the Existing Bank Facility as described above and the Debenture Payment collectively referred to as the "TRANSACTIONS."

            2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuer agrees to issue and sell to the Initial


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Purchasers, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuer, the aggregate principal amount of the Original Notes set forth opposite its name on SCHEDULE I attached hereto. The purchase price for the Original Notes shall be 97% of their principal amount.

            3. DELIVERY AND PAYMENT. Delivery of, and payment of the purchase price for, the Original Notes shall be made at 10:00 a.m., New York time, on October 16, 2001 (such date and time, the "CLOSING DATE") at the offices of Cahill Gordon & Reindel at 80 Pine Street, New York, New York 10005. The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchasers and the Issuer.

            All of the Original Notes shall be delivered by the Issuer to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company against payment by the Initial Purchasers of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Issuer in accordance with its obligations under Sections 4(g) and 8(n) hereof on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Original Notes shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes

            4. AGREEMENTS OF THE ISSUER. The Issuer covenants and agrees with the Initial Purchasers as follows:

            (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuer consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales.

            (b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.

            (c) If, prior to the time that the Initial Purchasers have completed their distribution of the Original Notes, any event shall occur that, in the judgment of the Issuer or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supple-


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      ment the Offering Memorandum to comply with all applicable laws, the
      Issuer shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

            (d) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Original Notes under the securities laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, the Issuer shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (e) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuer shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, the Issuer shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees, disbursements incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) all expenses (including travel expenses) incurred by the Issuer's employees and 100% of the costs of chartered aircraft, if any, in connection with any meetings with prospective investors in the Original Notes, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) fees and disbursements of counsel of the Issuer, (v) the issuance, transfer and delivery of the Original Notes by the Issuer to the Initial Purchasers, including any stamp taxes in connection with the initial issuance of the Original Notes,(vi) the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and reasonable fees and disbursements of counsel (including local counsel) to the Initial Purchasers directly relating thereto), (vii) the furnishing of such copies of the Preliminary Offer-


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      ing Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (viii) the preparation of certificates for the Notes,
      (ix) the application for quotation of the Notes in The Portal Market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD"), including, but not limited to, all listing fees and expenses,
      (x) the approval of the Notes by The Depository Trust Company ("DTC") for "book-entry" transfer, (xi) the rating of the Notes by rating agencies,
      (xii) the fees and expenses of the Trustee and its counsel, (xiii) all costs and expenses with respect to compliance with the provisions of
      Section 8(n) hereof, including, without limitation, all recording and filing fees and stamp, documentary or similar taxes, and (xiv) the performance by the Issuer of its other obligations under the Transaction Documents.

            (g) To use the proceeds from the sale of the Original Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

            (h) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Original Notes.

            (i) Not to, and not to permit any of its subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchasers or any Eligible Purchasers.

            (j) Not to, and to use its reasonable best efforts to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.

            (k) Not to engage, not to allow any of its subsidiaries to engage, and to use commercially reasonable efforts to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuer makes no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

            (l) Not to engage, not to allow any of its subsidiaries to engage, and to use commercially reasonable efforts to cause its other affiliates and any person acting on its behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuer makes no covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

            (m) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act


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      and during any period in which the Issuer is not subject to Section 13 or
      15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuer will pay the expenses of printing and distributing such documents.

            (n) To comply with all of its agreements set forth in the Registration Rights Agreement.

            (o) To comply with all of its obligations set forth in the representations letter of the Issuer to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and to use its commercially reasonable efforts to obtain approval of the Notes by DTC for "book-entry" transfer.

            (p) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared by the Issuer, a copy of any regularly prepared internal financial statements of the Issuer and its subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum,
      (ii) all other reports and other communications (financial or otherwise) that the Issuer mails or otherwise makes available to its security holders and (iii) such other information as the Initial Purchasers shall reasonably request.

            (q) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

            (r) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

            (s) In connection with the offering, until the Initial Purchasers shall have notified the Issuer of the completion of the resale of the Notes, not to, and not to permit any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other Persons, bid for or purchase any Notes for any account in which it or any of its affiliates has a beneficial interest; and neither the Issuer nor any of its affiliates will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Notes.

            (t) To use its reasonable best efforts to effect the inclusion of the Original Notes in Portal.


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            5.    REPRESENTATIONS AND WARRANTIES.  (a) The Issuer represents and warrants to the Initial Purchasers that:

                  (i) Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared for use in connection with the Exempt Resales. None of the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuer makes no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto in reliance upon and in conformity with information furnished to the Issuer in writing by or on behalf of the Initial Purchasers expressly for inclusion in the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuer, has been threatened.

                  (ii) There are no securities of the Issuer that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Notes within the meaning of Rule 144A under the Act.

                  (iii) As of the Closing Date, the Issuer shall have an
            authorized capitalization as set forth under the heading "Capitalization" in the Offering Memorandum. All of the issued and outstanding shares of capital stock or other equity interests of the Issuer have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as SCHEDULE II is a true and complete list of each entity in which the Issuer has a direct or indirect majority equity or voting interest (all such entities other than River Medical, Inc. ("RMI"), the "SUBSIDIARIES"), their jurisdictions of incorporation or formation, type of entity and percentage equity ownership by the Issuer. All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Offering Memorandum, are owned by the Issuer free and clear of all Liens (as defined in the Indenture), (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Indenture and the Security Documents) (and prior to the application of the proceeds of the sale of the Original Notes, the Liens under, and granted pursuant to, the Existing Bank Facility which obligations shall be satisfied contemporaneously with the Closing Date and with respect to which appropriate releases shall be delivered to the Trustee on the Closing Date). Except as set forth in the Offering Memo-


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            randum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of the Issuer or any of the Subsidiaries. No holder of any securities of Parent, the Issuer or any of the Subsidiaries is entitled to have such securities (other than the Notes) registered under any registration statement contemplated by the Registration Rights Agreement. RMI has no material liabilities or operations.

                  (iv) The Issuer and each of the Subsidiaries (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization;
            (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. A "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, condition (financial or other), results of operations, properties or prospects of the Issuer and the Subsidiaries, taken as a whole.

                  (v) The Issuer has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and by the Transaction Documents to be consummated on its part and, without limitation, the Issuer has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.

                  (vi) This Agreement has been duly authorized, executed and delivered by the Issuer.

                  (vii) The Indenture has been duly authorized by the Issuer and, when duly executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of the Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                  (viii) The Original Notes have been duly authorized for
            issuance and sale to the Initial Purchasers by the Issuer, and when issued, authenticated and delivered by


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            the Issuer against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                  (ix) The Exchange Notes have been, or on or before the Closing Date will be, duly authorized for issuance by the Issuer, and when issued, authenticated and delivered by the Issuer in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (x) The Registration Rights Agreement has been duly authorized by the Issuer and, when duly executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of the Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                  (xi) Each of the Security Documents has been duly authorized by the Issuer and, when duly executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the Collateral Agent), will constitute a valid and legally binding obligation of the Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.


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                  (xii) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Transaction Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Issuer at or prior to the Closing Date.

                  (xiii) None of Parent, the Issuer or any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents,
            (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement or any material lease, license, franchise agreement, authorization, permit, certificate or other material agreement or instrument to which Parent, the Issuer or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (B) and (C) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (xiv) The execution, delivery and performance of the
            Transaction Documents and consummation of the Transactions does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of Parent, the Issuer or any Subsidiary (other than as created pursuant to the Indenture and the Security Documents) or an acceleration of any indebtedness of Parent, the Issuer or any Subsidiary pursuant to,
            (i) the charter, bylaws or other constitutive documents of Parent, the Issuer or any Subsidiary, (ii) any of the Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to Parent, the Issuer or any Subsidiary or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over Parent, the Issuer or any Subsidiary or their respective assets or properties. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by Parent, the Issuer or any Subsidiary for the execution, delivery and performance by the Issuer or any Subsidiary of the Transaction Documents and the consummation of the Transactions, except (w) such as have been or will be obtained or made on or prior to the Closing Date, (x) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, (y) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), in connection with the issuance of the Exchange Notes and (z) such filings and recordings with governmental authorities as may be required to perfect liens under the Security Documents. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Transaction Documents and the consummation of the Transactions, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.

                  (xv)  Except as set forth in the Offering Memorandum, there is
            (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuer or any Subsidiary, threatened or contemplated, to which Parent, the Issuer or any Subsidiary is or may be a party or to which the business, assets or property of such Person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuer, that has been proposed by any governmental body or agency, domestic or foreign, or (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Issuer or any Subsidiary is or may be subject, in each case, that could reasonably be expected, individually or in the aggregate,
            (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the consummation of any of the Transactions, assuming, in the case of clause (A), such action, suit or proceeding is determined adversely to Parent, the Issuer or any Subsidiary. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Transactions that has been received by Parent, the Issuer or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

                  (xvi) Except as could not reasonably be expected to have a
            Material Adverse Effect, no labor disturbance by the employees of the Issuer or any Subsidiary exists or, to the knowledge of the Issuer, is imminent.

                  (xvii) Except as set forth in the Offering Memorandum, the
            Issuer and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("ENVIRONMENTAL LAWS"), other than noncompliance or such costs or liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Issuer, threatened proceedings, notices of violation, demands, no-tices of potential responsibility or liability, suits and existing environmental investigations by any governmental authority which the Issuer or the Subsidiaries could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Offering Memorandum. The Issuer and each Subsidiary maintains a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of its business facilities, real property and operations with requirements of applicable Environmental Laws.

                  (xviii) The Issuer and each Subsidiary has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an "AUTHORIZATION") necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except where the failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Issuer and each Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xix) The Issuer and each Subsidiary has good, valid and
            marketable title in fee simple to all items of owned real property, including, without limitation, all Mortgaged Property (as defined in the Indenture and described in SCHEDULE II annexed thereto), and valid title to all personal property owned by each of them, including, without limitation, all Collateral (as defined in the Indenture), in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) as created pursuant to the Indenture and the Security Documents (and prior to the application of the proceeds of the sale of the Original Notes, the Liens under, and granted pursuant to the Existing Bank Facility which obligations shall be satisfied contemporaneously with the Closing Date and with respect to which appropriate releases shall be delivered to the Trustee on the Closing Date), (ii) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Issuer or such Subsidiary to an extent that such interference could reasonably be expected to have a Material Adverse Effect, and (iii) as described in the Offering Memorandum and (iv) in the case of Collateral (as defined in the Indenture) as permitted by the Indenture and Security Documents. All leased real property and personal property (including, without limitation, all Collateral that is leased and buildings held under lease by the Issuer or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Issuer or such Subsidiary.

                  (xx) Except as disclosed in the Offering Memorandum, the Issuer and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Memorandum, neither the Issuer nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Memorandum, the use of the Intellectual Property in connection with the business and operations of the Issuer and the Subsidiaries, to the Issuer's knowledge, does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

                  (xxi) All tax returns required to be filed by Parent, the
            Issuer and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuer, there are no material proposed additional tax assessments against any of the Issuer and the Subsidiaries or their assets or property.

                  (xxii) Neither the Issuer nor any Subsidiary has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Issuer or any Subsidiary makes or ever has made a contribution and in which any employee of the Issuer or any Subsidiary is or has ever been a participant. With respect to such plans, the Issuer and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

                  (xxiii) None of Parent, the Issuer or any Subsidiary is an
            "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

                  (xxiv) Parent, the Issuer and the Subsidiaries maintain a
            system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxv) The Issuer and the Subsidiaries maintain insurance
            covering their properties, assets, operations personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Issuer and the Subsidiaries and their businesses.

                  (xxvi) Neither the Issuer nor any of its affiliates (as
            defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer in a manner that would require registration of the Original Notes under the Act.

                  (xxvii) Neither the Issuer nor any of its affiliates (as
            defined in Regulation D under the Act) has, directly or through any agent (other than the Initial Purchasers or any affiliate of the Initial Purchasers, as to which no representation is made), sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

                  (xxviii) Neither the Issuer nor any of its affiliates, or any person acting on its or their behalf (other than any Initial Purchaser, as to whom the Issuer makes no representation), is engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meaning given to them by Regulation S.

                  (xxix) No form of general solicitation or general advertising
            (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Issuer or any of its representatives (other than any Initial Purchaser, as to whom the Issuer makes no representation) in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer nor any of its affiliates has entered into, and neither the Issuer nor any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.

                  (xxx) As of June 30, 2001, none of the Issuer, any Subsidiary or RMI had any material liabilities or obligations, direct or contingent, that would be required under generally accepted accounting principles to be included in a balance sheet that were not set forth in the Issuer's consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum. Since June 30, 2001, except as set forth or contemplated in the Offering Memorandum, (a) none of Parent, the Issuer, any Subsidiary or RMI has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of Parent, the Issuer, the Subsidiaries and RMI that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by Parent or the Issuer on any class of its capital stock and (d) there has not been any change in the long-term debt of Parent, the Issuer or any of the Subsidiaries, other than required repayments of principal under the Existing Bank Facility and accretion of additional principal of Parent's 11-1/8% senior discount notes due 2008.

                  (xxxi) Neither the Issuer nor any Subsidiary (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (xxxii) PricewaterhouseCoopers LLP are independent accountants within the meaning of the Act. The historical financial statements and the notes thereto of the Issuer included in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder's equity of the Issuer and the Subsidiaries at the respective dates and for the respective periods indicated. The historical financial statements and the notes thereto of Parent included in Parent's annual report on Form 10-K for the year ended

            December 31, 2001 and its quarterly report on Form 10-Q for the period ended June 30, 2001 present fairly in all material respects the consolidated financial position results of operations, cash flows and changes in stockholders' equity of Parent at the respective dates and for the periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed therein). The other financial and statistical information and data included in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of Parent, the Issuer and the Subsidiaries.

                  (xxxiii) As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Transactions, Parent, the Issuer and each Subsidiary is and will be Solvent. Neither Parent nor the Issuer is contemplating the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Issuer has no knowledge of any Person contemplating the filing of any such petition against Parent or the Issuer. As used herein, "SOLVENT" shall mean, for any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

                  (xxxiv) Except as described in the section entitled "Plan of
            Distribution" in the Offering Memorandum, there are no contracts, agreements or understandings between Parent, the Issuer or any Subsidiary and any other Person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against Parent, the Issuer, any such Subsidiary or either Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

                  (xxxv) The statistical and market-related data and
            forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Offering Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

                  (xxxvi) Each certificate signed by any officer of the Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuer to the Initial Purchasers as to the matters covered by such certificate.

                  (xxxvii) Upon filing of financing statements (containing
            adequate descriptions of the personal property Collateral) execution and delivery of control agreements with the Issuer's banks (and/or with securities intermediaries) and recording of the Mortgage (as defined in the Indenture) and the Security Agreement (or other appropriate assignment documents) with the appropriate governmental authorities (including payment of the appropriate filing or recording fees and any applicable taxes) and delivery of the applicable documents to the Trustee in accordance with the provisions of the Security Documents, the Trustee will have a valid and perfected Lien on Collateral consisting of real property and a perfected security interest in Collateral consisting of personal property, on the Closing Date, superior to and prior to the Liens of all third persons other than, in the case of the personal property Collateral, Prior Liens (as defined in the Security Agreement) and thereafter, subject to no other Liens, except for Permitted Collateral Liens (as defined in the Security Agreement or as defined in the Indenture), as applicable, and, in the case of the Mortgaged Property, Prior Liens (as defined in the Mortgage) and thereafter subject to no other Liens, except for Permitted Collateral Liens (as defined in the applicable Security Documents).

                  (xxxviii) To the Issuer's knowledge (prior to, but not on or after, the Closing Date), no taking has been commenced or is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property, except as could not reasonably be expected to have a Material Adverse Effect. To the Issuer's knowledge (prior to, but not on or after, the Closing Date), there are no material actions, suits, claims, legal proceedings or other proceedings affecting the Mortgaged Property or any portion thereof, before any court or agency the adverse determination of which could reasonably be expected to have a Material Adverse Effect.

                  (xxxix) To the Issuer's knowledge (prior to, but not on or after, the Closing Date), the Mortgaged Property has adequate rights of access to public ways and is served by water, electric, sewer, sanitary sewer and storm drain facilities except as could not reasonably be expected to have a Material Adverse Effect. To the Issuer's knowledge, all public utilities necessary to the continued use and enjoyment of the Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting the premises or within easements serving the premises, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property, (i) except for such easements or property of the utility company providing such utility service in each case or (ii) except as could not reasonably be expected to have a Material Adverse Effect. To the Issuer's knowledge, all roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all regulatory and governmental authorities or are the subject of leases or access easement for the benefit of the Mortgaged Property except as could not reasonably be expected to have a Material Adverse Effect.

                  (xl) To the Issuer's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property other than those that could not reasonably be expected to have a Material Adverse Effect, nor are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments other than those that could not reasonably be expected to have a Material Adverse Effect.

                  (xli) To the Issuer's knowledge, none of the buildings within the Mortgaged Property is located in a special flood hazard area as defined by the Federal Insurance Administration except as shown on the survey or could not reasonably be expected to have a Material Adverse Effect.

                  (xlii) To the Issuer's knowledge, the Mortgaged Property is free of material structural defects and all material building systems contained therein are in good working order subject to ordinary wear and tear, except in each case as could not reasonably be expected to have a Material Adverse Effect.

                  (xliii) To the Issuer's knowledge, except in each case as
            could not reasonably be expected to have a Material Adverse Effect,
            (i) no improvements on adjoining properties encroach upon the Mortgaged Property, (ii) no easements or other encumbrances upon the Mortgaged Property encroach upon any of the improvements so as to affect the value or marketability of the Mortgaged Property except those insured against by title insurance, (iii) no improvements encroach upon a property lien or easement requiring removal and relocation of all or a portion of the improvements at the facility, and (iv) all of the improvements comply with all requirements of any applicable zoning and subdivision laws and ordinances.

            The Issuer acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 of this Agreement, counsel to the Issuer and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuer hereby consents to such reliance.

            (b) Each Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Act, and that the Original Notes have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuer that:

                  (i) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to,
            (1) Persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) Persons other than U.S. Persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

                  (ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchaser nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.

                  (iii) Each Initial Purchaser further represents and agrees that (a) it has not offered or sold and prior to the date six months after the date of issue of the Original Notes will not offer or sell any Original Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain and with respect to anything done by it in relation to the Original Notes in, from or otherwise involving the United Kingdom, and (c) it has issued or passed on and will issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Original Notes only to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.


            The Initial Purchasers understand that the Issuer and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuer and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.

            6. INDEMNIFICATION. (a) The Issuer agrees to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuer will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Initial Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have, including, but not limited to, liability under this Agreement. Any amount advanced by the Issuer to an indemnified party pursuant to this Section 6 as a result of such Losses shall be returned to the Issuer if it shall be finally judicially determined that such indemnified party was not entitled to indemnification (including such advances) by the Issuer.

            (b) Each Initial Purchaser agrees to indemnify and hold harmless the Issuer, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each of its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of such Initial Purchaser expressly for use therein. The Issuer and the Initial Purchasers acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuer expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum. Any amount advanced by an Initial Purchaser to an indemnified party pursuant to this Section 6 as a result of such Losses shall be returned to such Initial Purchasers if it shall be finally judicially determined that such indemnified party was not entitled to indemnification (including such advances) by the Initial Purchaser.

            (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuer, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuer are to (y) the total discount received by the Initial Purchasers. The relative fault of the Issuer, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

            The Issuer and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount applicable to the Original Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of the Issuer shall have the same rights to contribution as the Issuer. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; PROVIDED, HOWEVER, that such written consent was not unreasonably withheld.

            8. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

            (a) All of the representations and warranties of the Issuer contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case, after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation or warranty is made as of a specific date, such representation or warranty shall be true and correct (or true and correct in all material respects, as applicable), as of such date. The Issuer shall have performed or complied in all material respects with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by it at or prior to the Closing Date.

            (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the date of this Agreement or at such later date as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance and sale of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuer, threatened against Parent, the Issuer or any Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

            (d)   Intentionally omitted.

            (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of the Issuer confirming, as of the Closing Date, to its knowledge, the matters set forth in paragraphs (a), (b), and (c) of this Section 8.

            (f) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of
      (i) Piper Marbury Rudnick & Wolfe LLP, counsel to the Issuer, (ii) one or more special patent counsels to the Issuer, (iii) Stuart E. Rickerson, general counsel of the Issuer, substantially in the form of EXHIBITS A-1, A-2, and A-3 attached hereto and (iv) Hyman, Phelps & McNamara, special regulatory counsel to the Issuer in form and substance reasonably satisfactory to the Initial Purchasers and their counsel.

            (g) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date of Cahill Gordon & Reindel, counsel to the Initial Purchasers.

            (h) On the date hereof, the Initial Purchasers shall have received a "comfort letter" from PricewaterhouseCoopers LLP, independent public accountants for the Issuer, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. In addition, the Initial Purchasers shall have received "bring-down comfort letter" from PricewaterhouseCoopers LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (i) Each of the other Transaction Documents shall have been executed and delivered and the Initial Purchasers shall have received copies, conformed as executed, thereof.

            (j) The Existing Bank Facility shall be, substantially simultaneously with the closing hereunder, repaid in full and terminated. Each of the other Transactions (other than the Debenture Payment) shall have been, or shall substantially simultaneously be consummated.

            (k) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Original Notes in accordance with this Agreement and such other information as they may reasonably request.

            (l) Cahill Gordon & Reindel, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

            (m) The Original Notes shall be eligible for trading in The Portal Market upon issuance. All agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for "book-entry" transfer shall have been complied with.

            (n) In accordance with the terms of the Indenture, the Initial Purchasers and the Trustee shall have received each of the following documents which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Trustee and each of their respective counsel with respect to the Mortgaged Property and the Collateral, as appropriate:

                  (i) a Mortgage in favor of the Trustee encumbering the Issuer's fee interest in the Mortgaged Property, duly executed and acknowledged by such owner or holder of the fee interest constituting such Mortgaged Property, in form for recording in the appropriate recording office of the political subdivision where such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such financing statements and other similar statements as are contemplated in respect of such Mortgage by the local counsel opinion referred to in subparagraph (xii) below, and any other instruments necessary to grant the interests purported to be granted by such Mortgage under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a Lien on such Mortgaged Property in favor of the Trustee, subject to no Liens other than Prior Liens, as of the Closing Date, and thereafter Permitted Collateral Liens;

                  (ii) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to the Mortgaged Property;

                  (iii) with respect to the Mortgage, a policy of title
            insurance (or commitment to issue such a policy) insuring (or committing to insure) the Lien of such Mortgage as a valid mortgage Lien on the real property and fixtures described therein, with the priority described in the Offering Memorandum, in respect of the Notes in an amount not less than 115% of the fair market value of such Mortgaged Property as reasonably determined, in good faith, by the Issuer and reasonably acceptable to the Initial Purchasers, and which policy (or commitment) shall (a) be issued by a title company reasonably acceptable to the Initial Purchasers (including, without limitation, First American Title Insurance Company), (b) include such reinsurance arrangements (with provisions for direct access), if any, as shall be reasonably acceptable to the Initial Purchasers,
            (c) have been supplemented by endorsements reasonably requested by the Initial Purchasers and available at commercially reasonable premium costs (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, non-imputation, public road access, contiguity (where appropriate), environmental, address, survey, doing business, and so-called comprehensive coverage over covenants and restrictions); it being understood that where such endorsements are not available at commercially reasonable rates, the Issuer will obtain from local or special counsel opinions relating to usury and zoning letters from the appropriate governmental authorities or other evidence as to such matters, in each case, in form and substance reasonably satisfactory to the Initial Purchasers and (d) contain only such exceptions to title as shall be reasonably agreed to by the Initial Purchasers with respect to such Mortgaged Property;

                  (iv) with respect to the Mortgaged Property, a survey (i) in such form as shall be required by the title insurance company to issue the so-called comprehensive endorsement required under paragraph (iii) hereof and to remove the standard survey exception from such policy (or commitment) and (ii) to the extent commercially reasonable, complying with the minimum detail requirements of the American Land Title Association (as such requirements are in effect on the date or delivery of such survey) certified to the Trustee and dated (or redated) not earlier than twelve months prior to the date of delivery thereof, or if earlier, accompanied by an officers' certificate stating that there have been no material changes to the Mortgaged Property since the date of the survey, unless there shall have occurred any material exterior change in the property affected thereby during such period, in which event such survey shall be dated or redated to a date after the completion of such change, which survey shall locate all improvements, public streets and recorded easements affecting such Mortgaged Property and in such form as shall be required by the title insurance company to issue the so-called comprehensive endorsement required under paragraph
            (iii) hereof and to remove the standard survey exception from such policy (or commitment);

                  (v) policies or certificates of insurance as required by the Security Documents, which policies or certificates shall bear endorsements of the character required pursuant to the Security Documents;

                  (vi) Uniform Commercial Code ("UCC"), judgment, tax lien and Intellectual Property searches confirming that the personal property comprising a part of the Mortgaged Property or the Collateral is subject to no Liens other than Prior Liens;

                  (vii) such affidavits, certificates and instruments of
            indemnification as shall be reasonably required to induce the title insurance company to issue the policy or policies (or commitment) contemplated in subparagraph (iii) above;

                  (viii) checks or wire transfers to the title insurance company in respect of amounts in payment of required recording cost and transfer taxes due in respect of the execution, delivery or recording of the Mortgage, together with a check or wire transfer for the title insurance company in payment of its premium, search and examination charges, applicable survey costs and any other amounts then due in connection with the issuance of its policies (or commitments);

                  (ix) copies of all Leases and Subleases (as defined in the Mortgage);

                  (x) a certificate of an officer of the Issuer and the Subsidiary constituting the owner of the Mortgaged Property made with respect to the Mortgaged Property, in the form of EXHIBIT B hereto;

                  (xi)  [Intentionally omitted];

                  (xii) an opinion from local counsel in North Carolina that shall be in form and substance reasonably satisfactory to the Initial Purchasers and their counsel;

                  (xiii) certificates representing all the outstanding Equity
            Interests owned by the Issuer in ALARIS Consent Corp. and ALARIS Release Corp. which shall have been duly and validly pledged thereunder to the Collateral Agent for the benefit of the Holders of the Notes, accompanied by instruments of transfer and stock powers endorsed in blank; and

                  (xiv) the Issuer shall have authorized, executed and delivered all documents and taken all actions necessary or appropriate to grant in favor of the Trustee, as Collateral Agent, for the benefit of the Holders of the Notes a fully perfected first priority pledge of and security interest in 65% of the Equity Interests owned by the Issuer in each existing direct Foreign Subsidiary organized under the laws of Canada, Australia and the United Kingdom, under the laws of such jurisdiction (including, without limitation, the filing of registrations and financing statements (or the foreign equivalent, if applicable), the delivery of all certificates, agreements or instruments representing such Equity Interests, accompanied by instruments of transfer endorsed in blank to the extent required or permitted under the jurisdiction of organization of the applicable issuer of such Equity Interests) and (ii) the Trustee, as Collateral Agent, shall have received, on behalf of itself and the holders of the Notes, a favorable written opinion of foreign counsel in Canada, Australia and the United Kingdom, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel (a) dated as of the Closing Date, (b) addressed to the Trustee and the Initial Purchasers and (c) covering such other matters relating to the Transaction Documents and the Transaction as the Initial Purchasers shall reasonably request.

                  (xv) All Security Documents shall have been executed by the respective parties thereto in form and substance reasonably satisfactory to the Initial Purchasers.

            The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

            9. INITIAL PURCHASERS INFORMATION. The Issuer and the Initial Purchasers severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchasers set forth in the first sentence of the fourth paragraph, the sixth paragraph and the first sentence of the eighth paragraph under "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

            10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Issuer or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to
Section 11.

            11. EFFECTIVE DATE OF AGREEMENT; TERMINATION. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

            (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuer from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Issuer or any affiliate thereof if, on or prior to such date, (i) the Issuer shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuer pursuant to Section 8 is not fulfilled when and as required, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York authorities, (v) there is an outbreak or escalation of hostilities or other national or international calamity, in any case involving the United States, on or after the date of this Agreement, or there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchasers' reasonable judgment, impracticable to proceed with the offering or delivery of the Original Notes on the terms and in the manner contemplated in the Offering Memorandum or (vi) there shall have been such a material adverse change or material disruption in the financial, banking or capital markets generally (including, without limitation, the markets for debt securities of companies similar to the Issuer) or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' reasonable judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

            (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, or facsimile confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to Section 11(b)(i) or (ii), or if the sale of the Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuer to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on its part or because of any refusal, inability or failure on the part of the Issuer to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuer will reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers' counsel) incurred in connection with this Agreement.

            (e) If any Initial Purchaser shall fail to purchase and pay for any of the Original Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Initial Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Original Notes, and if such nondefaulting Initial Purchaser does not purchase all the Original Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuer. In the event of a default by any Initial Purchaser as set forth in this paragraph (e), the Closing Date shall be postponed for such period, not exceeding five business days, as the nondefaulting Initial Purchaser shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuer or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

            12. NOTICE. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or, telegraphed or telecopied and confirmed in writing to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (telephone: (212) 821-3000, fax number: 203-719-1075), Attention: Syndicate Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (telephone: (212) 701-3000, fax: (212) 269-5420), Attention: Daniel J. Zubkoff, Esq.; and if sent to the Issuer, shall be mailed, delivered or, telegraphed or telecopied and confirmed in writing to ALARIS Medical Systems, Inc., 10221 Wateridge Circle, San Diego, CA 92121 (telephone: (858) 458-7508, fax: (858) 458-7760), Attention:
Stuart E. Rickerson, Esq., with a copy to Piper Marbury Rudnick & Wolfe LLP, 1251 Avenue of the Americas, New York, New York, 10020 (telephone: (212) 835-6000, fax: (212) 835-6001), Attention: Marjorie Sybul Adams, Esq.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

            13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuer and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

            14. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

            15. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

            16. COUNTERPARTS. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

                            [Signature Pages Follow]

            If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuer and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuer and the Initial Purchasers.


                               ALARIS MEDICAL SYSTEMS, INC.


                               By:   /s/ William C. Bopp
                                   ------------------------------------------
                                    Name:  William C. Bopp
                                    Title: Senior Vice President & Chief
                                           Financial Officer

Confirmed and accepted as of
the date first above written:


UBS WARBURG LLC
BEAR, STEARNS & CO. INC.

By:  UBS Warburg LLC



By:  /s/ Michael Giaquinto
     ---------------------------------------
     Name:  Michael Giaquinto
     Title: Managing Director

By:  /s/ Michael Leder
     ---------------------------------------
     Name:  Michael Leder
     Title: Managing Director

                                                                    SCHEDULE I


INITIAL PURCHASER                 PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
-----------------                 -----------------------------------------
UBS Warburg LLC                                     $ 85,000,000
Bear, Stearns & Co. Inc.                            $ 85,000,000
                                                    ------------
Total                                               $170,000,000
                                                    ============


                                                                     SCHEDULE II


                              LIST OF SUBSIDIARIES


------------------------------------------------------------------------------------------------------------------------------
Subsidiary                                Jurisdiction of          Type of Entity     Percent of Equity Ownership by
                                          Incorporation or                            the Issuer
                                          Formation
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical UK, Limited                United Kingdom           Foreign            Directly owns 100%
                                                                   corporation
                                                                   operating under
                                                                   the laws of the
                                                                   United Kingdom
------------------------------------------------------------------------------------------------------------------------------
IVAC Industries, Ltd.                     United Kingdom           Foreign            Indirectly owns 100%(1)
                                                                   corporation
                                                                   operating under
                                                                   the laws of the
                                                                   United Kingdom
------------------------------------------------------------------------------------------------------------------------------
ALARIS Release Corporation                Delaware                 Corporation        Directly owns 100%
------------------------------------------------------------------------------------------------------------------------------
IVAC Overseas Holdings, Inc.              Delaware                 Corporation        Indirectly owns 100%(2)
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical Espana, S.L.               Spain                    Foreign            Indirectly owns 100%(3)
                                                                   corporation
                                                                   operating under
                                                                   the laws of Spain
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical Holland, B.V.              Netherlands              Foreign            Indirectly owns 100%(4)
                                                                   corporation
                                                                   operating under
                                                                   the laws of the
                                                                   Netherlands
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical France, S.A.               France                   Foreign            Directly owns < .01%;
                                                                   corporation        Indirectly owns 99.99%(5);
                                                                   operating under    Indirectly owns < .01%(6)
                                                                   the laws of
                                                                   France
------------------------------------------------------------------------------------------------------------------------------

----------------------

(1) Issuer owns one hundred (100%) percent of ALARIS Medical UK, Limited, which owns one hundred (100%) percent of IVAC Industries, Ltd.

(2) Issuer owns one hundred (100%) percent of ALARIS Release Corporation, which owns one hundred (100%) percent of IVAC Overseas Holdings, Inc.

(3) Issuer owns one hundred (100%) percent of ALARIS Release Corporation, which owns one hundred (100%) percent of IVAC Overseas Holdings, Inc., which owns one hundred (100%) percent of ALARIS Medical Espana, S.L.

(4) Issuer owns one hundred (100%) percent of ALARIS Release Corporation, which owns one hundred (100%) percent of IVAC Overseas Holdings, Inc., which owns one hundred (100%) percent of ALARIS Medical Holland, B.V.

(5) Issuer owns one hundred (100%) of ALARIS Release Corporation, which owns one hundred


                                                Footnote continued on next page.


------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical Norway A/S                 Norway                   Foreign            Directly owns 100%
                                                                   corporation
                                                                   operating under
                                                                   the laws of
                                                                   Norway
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical Italia, S.P.A.             Italy                    Foreign            Directly owns 90%;
                                                                   corporation        Indirectly owns 10%(7)
                                                                   operating under
                                                                   the laws of Italy
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical Australia Pty Limited      Australia                Foreign            Directly owns 100%
                                                                   corporation
                                                                   operating under
                                                                   the laws of
                                                                   Australia
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical Nordic, AB                 Sweden                   Foreign            Directly owns 100%
                                                                   corporation
                                                                   operating under
                                                                   the laws of
                                                                   Sweden
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical Deutschland, GmbH          Germany                  Foreign            Directly owns 100%
                                                                   corporation
                                                                   operating under
                                                                   the laws of
                                                                   Germany
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical Canada Ltd.                Canada                   Foreign            Directly owns 100%
                                                                   corporation
                                                                   operating under
                                                                   the laws of
                                                                   Canada
------------------------------------------------------------------------------------------------------------------------------
Sistemas Medicos ALARIS, S.A. de C.V.     Mexico                   Foreign            Directly owns 99.9%;
                                                                   corporation        Indirectly owns .1%(8)
                                                                   operating under
                                                                   the laws of
                                                                   Mexico
------------------------------------------------------------------------------------------------------------------------------
ALARIS Consent Corporation                Delaware                 Corporation        Directly owns 100%
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical S.A. (Proprietary)         South Africa             Foreign            Directly owns 100%
Limited                                                            corporation
                                                                   operating under
                                                                   the laws of
                                                                   South Africa
------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical Systems Foreign Sales      Barbados                 Foreign            Directly owns 100%
Corporation                                                        corporation
                                                                   operating under
                                                                   the laws of
                                                                   Barbados
------------------------------------------------------------------------------------------------------------------------------

----------------------

Footnote continued from previous page.

         (100%) percent of IVAC Overseas Holdings, Inc., which owns ninety-nine and ninety-nine one hundredths (99.99%) percent of ALARIS Medical France, S.A.

(6) Issuer owns one hundred (100%) percent of ALARIS Release Corporation, which owns one hundred (100%) percent of IVAC Overseas Holdings, Inc., which owns one hundred (100%) percent of ALARIS Medical Holland, B.V., which owns less than or equal to one one-hundredths (less than or equal to .01%) percent of ALARIS Medical France, S.A.

(7) Issuer owns one hundred (100%) percent of ALARIS Release Corporation, which owns one hundred (100%) percent of IVAC Overseas Holdings, Inc., which owns one hundred (100%) percent of ALARIS Medical Holland, B.V., which owns ten (10%) percent of ALARIS Medical Italia, S.P.A.

(8) Issuer owns one hundred (100%) percent of ALARIS Release Corporation, which owns one hundred (100%) percent of IVAC Overseas Holdings, Inc., which owns one-tenth (.1%) percent of Sistemas Medicos ALARIS, S.A. de C.V.


------------------------------------------------------------------------------------------------------------------------------
ALARIS Medical New Zealand Limited        New Zealand              Foreign            Directly owns 100%
                                                                   corporation
                                                                   operating under
                                                                   the laws of New
                                                                   Zealand
------------------------------------------------------------------------------------------------------------------------------
River Medical, Inc.                       Delaware                 Corporation        Directly owns 100%
------------------------------------------------------------------------------------------------------------------------------


                                                                     EXHIBIT A-1


          FORM OF OPINION OF PIPER MARBURY RUDNICK & WOLFE LLP


            The opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Issuer (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(f) of the Purchase Agreement shall be to the effect that:

                  (i) Each of the Issuer and the Subsidiaries listed on ANNEX A hereto under the heading "Covered Subsidiaries" (each, a "Subsidiary" and collectively, the "Subsidiaries") [opinion will cover Release Corp. and Consent Corp. and IVAC Overseas Holdings, Inc.] (a) is a validly existing corporation in good standing under the laws of Delaware, (b) has all requisite corporate power and authority necessary to own its property and carry on its business as now being conducted, and (c) based solely on certificates of good standing and qualification issued by public officials of the states listed on Annex A hereto under the heading "Qualification" is qualified to do business and is in good standing in the states identified on ANNEX A hereto.

                  (ii) The Issuer has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party and to consummate the Transactions. The Issuer has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.

                  (iii) The Purchase Agreement has been duly authorized,
            executed and delivered by the Issuer.

                  (iv) The Indenture has been duly authorized, executed and delivered by the Issuer and is a legally binding and valid obligation of the Issuer, enforceable against it in accordance with its terms, except as the enforceability thereof is subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting the rights of creditors generally, and (b) the exercise of judicial discretion in accordance with general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity. The Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

                  (v) The Original Notes have been duly authorized for issuance and sale to the Initial Purchasers by the Issuer and, when issued, authenticated and delivered by the Issuer against payment by the Initial Purchasers in accordance with the terms of the Purchase Agreement and the Indenture, the Original Notes will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof is subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting the rights of creditors generally, and (b) the exercise of judicial discretion in accordance with general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (vi) The Exchange Notes have been duly authorized for issuance by the Issuer, and when issued, authenticated and delivered by the Issuer in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except that as the enforceability of the Exchange Notes is subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting the rights of creditors generally, and (b) the exercise of judicial discretion in accordance with general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (vii) The Registration Rights Agreement has been duly
            authorized, executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer enforceable against it in accordance with its terms, (a) except as enforceability thereof is subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar and other laws relating to or affecting the rights of creditors generally, and by (ii) the exercise of judicial discretion in accordance with general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity, and (b) except that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (viii) Each of the Security Documents has been duly
            authorized, executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable against it in accordance with their respective terms, except as the enforceability thereof is subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting the rights of creditors generally, and (b) the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (ix) The execution, delivery and performance by the Issuer of the other Transaction Documents to which it is a party and the consummation of the Transactions do not and will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of Parent, the Issuer or any Subsidiary
            (other than as created pursuant to the Indenture, and the Security Documents) (and assuming satisfaction in full of all obligations to the Parent, the Issuer and the Subsidiaries of the Issuer of their respective obligations under the documents executed in connection with the Existing Bank Facility and the release and termination of Liens that secure such obligations) or an acceleration of any indebtedness of Parent, the Issuer or any Subsidiary pursuant to, (a) the charter, bylaws or other constitutive documents of Parent, the Issuer or any Subsidiary,
            (b) any agreement listed on ANNEX B hereto [will include all indentures and material agreements listed in current public filings], (c) any Applicable Law (as defined below) which, in our experience, is normally applicable both to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents (but without our having made any special investigation as to any other laws, rules or regulations) or (d) any existing judgment, order or decree of which we have knowledge of any domestic or foreign court or governmental agency or authority having jurisdiction over the Parent, Issuer or any Subsidiary or their respective assets or properties. The term "Applicable Law" means the federal statutes, rules and regulations of the United States of America, the statutes, rules and regulations of the States of New York, the Delaware General Corporation Law and Article 9 of the Delaware Uniform Commercial Code.

                  (x) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of the Purchase Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any United States, Delaware or New York court or governmental agency, body or administrative agency, is required to be obtained or made by Parent, the Issuer or any Subsidiary for the execution, delivery and performance by the Issuer of the Transaction Documents and the consummation of the Transactions, except (a) such as have been or will be obtained or made on or prior to the Closing Date,
            (b) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, (c) qualification of the Indenture under the Trust Indenture Act, in connection with the issuance of the Exchange Notes or (d) such filings and recordings with governmental authorities as may be required to perfect liens under the Security Documents.

                  (xi) To the best of our knowledge, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to any of the Transactions or the performance by the Issuer of its obligations under the Transaction Documents.

                  (xii) None of Parent, the Issuer or any Subsidiary is an
            "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

                  (xiii) No registration under the Act of the Original Notes or qualification of the Indenture under the Trust Indenture Act is required for the sale of the Original

            Notes to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales, assuming in each case that
            (a) the purchasers who buy the Original Notes in the Exempt Resales are Eligible Purchasers and (b) the accuracy of and compliance with the Initial Purchasers' representations, warranties and covenants contained in Section 5(b) of the Purchase Agreement.

                  (xiv) To our knowledge, neither the Issuer nor any Subsidiary
            (or any agent thereof acting on their behalf) has taken any action that might cause the execution and performance of the Transaction Documents by the Issuer to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  (xv) The statements under the captions "Description of Certain
            Indebtedness" and "Certain United States Federal Income Tax Considerations" in the Offering Memorandum, insofar as such statements purport to constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

                  (xvi) The statements in the Offering Memorandum set forth in the first four paragraphs under the heading "- Legal Proceedings" insofar as such statements constitute summaries of legal proceedings, fairly summarize the matters referred to therein.

                  (xvii) The Security Agreement is sufficient to create in the
            Trustee's favor a valid security interest in, lien on and pledge of all right, title and interest of the Issuer in that portion of the Pledged Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the UCC, provided however, the enforceability of such security interest is subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting the rights of creditors generally, and (b) the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (xviii) With respect to that portion of the Pledged Collateral
            (as defined in the Security Agreement) in which a security interest therein may be perfected by filing a financing statement in the State of Delaware under Article 9 of the Delaware Uniform Commercial Code and as to which a financing statement naming the Issuer as debtor is required to be on file in the State of Delaware in order that a security interest in such property be perfected by filing (such portion of the Pledged Collateral being referred to herein as "UCC Filing Collateral"), the appropriate filing office is the Office of the Delaware Secretary of State (the "Filing Office"). Assuming the Financing Statement in the form attached to this letter as Exhibit A has been filed in the Filing Office, and has not subsequently lapsed, or been modified, released, or terminated, the Trustee's security interest in such UCC Filing Collateral will be perfected.

                  (xix) When the Security Agreement (or a short form of the
            Security Agreement) is recorded in the United States Patent and Trademark Office, which recording is within three months after the date of the assignment pursuant to the Security Agreement, the Security Agreement (or a short form of the Security Agreement) shall constitute an assignment to the Trustee for collateral purposes of each of the Issuer's trademarks described therein that are registered in the United States Patent and Trademark Office.

                  (xx) When the Security Agreement (or a short form of the Security Agreement) is recorded in the United States Patent and Trademark Office, which recording is within three months after the date of the assignment pursuant to the Security Agreement, the Security Agreement (or a short form of the Security Agreement) shall constitute an assignment to the Trustee for collateral purposes of each of the Issuer's patents described therein that are registered in the United States Patent and Trademark Office.

                  (xxi) When the Security Agreement (or a short form of the
            Security Agreement) is recorded in the Copyright Office of the United States Library of Congress, the Security Agreement (or a short form of the Security Agreement) shall constitute a transfer to the Trustee for collateral purposes of each of the Issuer's copyrights described therein that are registered in the Copyright Office of the United States Library of Congress.

                  (xxii) The provisions of the Deposit Account Control Agreement are effective to give the Secured Party (as defined in the Deposit Account Control Agreement) "control" (within the meaning of Section 9-104 of the UCC) over the Deposit Account described in the Deposit Account Control Agreement maintained with the Bank as to which the Issuer is the account holder, and to perfect the Secured Party's security interest in such Deposit Account.

                  (xxiii) The provisions of the Securities Account Control
            Agreement are effective to give the Secured Party (as defined in the Securities Account Control Agreement) "control" (within the meaning of Section 8-106 of the UCC) over those Security Entitlements as to which the Issuer is the Entitlement Holder that are carried in the Securities Account described in the Securities Account Control Agreement, and to perfect the Secured Party's security interest in such Securities Account.

                  (xxiv) With respect to each of the Initial Pledged Shares (as such term is defined in the Security Agreement) listed on Annex B hereto, assuming (a) each security certificate evidencing such Initial Pledged Shares is either (1) in bearer form or (2) in registered form, indorsed in the name of the Trustee or in blank, and (b) the Trustee takes possession of the security certificates evidencing such Initial Pledged Shares in the State of New York (and the Trustee continuously thereafter maintains possession of such security certificates in the State of New York), the security interests created in favor of the Trustee in such Initial Pledged Shares under the Security Agreement shall be perfected.

            We have participated in the preparation of the Offering Memorandum. From time to time we have had discussions with officers, directors and employees of the Issuer and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Issuer and the Subsidiaries included in the Offering Memorandum, and the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed. We have not independently verified and are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness (except as set forth in paragraph (xv) above) of the information contained in the Offering Memorandum. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and the other financial and accounting data included in the Offering Memorandum).

            The opinion will be subject to assumptions, qualifications and limitations which are customary for opinions rendered in transactions similar to the Transactions.

                                     ANNEX A

                              COVERED SUBSIDIARIES

                                     ANNEX B



                                      B-1-1

                                                                     EXHIBIT A-2


                FORM OF OPINION OF INTELLECTUAL PROPERTY COUNSEL


                                [To be attached].


                                      B-2-1

                                                                     EXHIBIT A-3


                    FORM OF OPINION OF STUART E. RICKERSON,
                         GENERAL COUNSEL FOR THE COMPANY


            The opinion of Stuart E. Rickerson, general counsel for the Issuer (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(f) of the Purchase Agreement shall be to the effect that:

                  (i) Except as disclosed in the Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the Parent, the Issuer or any Subsidiary or any of their respective properties that, if determined adversely to Parent, the Issuer or any Subsidiary, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially and adversely affect the ability of the Issuer and the Subsidiaries to perform their obligations under the Transaction Documents or that are otherwise material in the context of the issuance and sale of the Notes or issuance of the Exchange Notes; and to such counsel's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (ii)  Except as set forth in the Offering Memorandum, there is
            (a) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of such counsel, threatened or contemplated, to which Parent, the Issuer or any Subsidiary is or may be a party or to which the business, assets or property of such Person is or may be subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued, or to the knowledge of such counsel, that has been proposed by any governmental body or agency, domestic or foreign, (c) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Parent, the Issuer or any Subsidiary is or may be subject that could reasonably be expected, individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the consummation of any of the Transactions, assuming, in the case of clause (a), such action, suit or proceeding is determined adversely to Parent, the Issuer or any Subsidiary.

                  (iii) None of Parent, the Issuer or any domestic Subsidiary is
            (a) in violation of its charter, bylaws or other constitutive documents or (b) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, or (c) to my knowledge after due inquiry, in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (b) and (c) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


                                      B-4-1

            I have participated in the preparation of the Offering Memorandum. From time to time I have had discussions with officers, directors and employees of the Issuer and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Issuer and its subsidiaries included in the Offering Memorandum, and the Initial Purchasers, at which the contents of the Offering Memorandum and related matters were discussed. I have not independently verified and am not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the information contained in the Offering Memorandum. Based upon the participation and discussions described above, however, no facts have come to my attention that cause me to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and the other financial and accounting data included in the Offering Memorandum).

            This opinion will be subject to assumptions, qualifications and limitations customary for opinions rendered in transactions similar to the Transactions.


                                      B-4-2

                                                                       EXHIBIT B


                  FORM OF REAL PROPERTY OFFICERS' CERTIFICATE

                         ALARIS MEDICAL SYSTEMS, INC.
                       OFFICER'S CERTIFICATE PURSUANT TO
                   SECTION 8(n)(x) OF THE PURCHASE AGREEMENT


            The undersigned, ______________________________ and ______________
________________, do hereby certify on behalf of the Mortgagor (as hereinafter defined) as follows:

            1.    We are the ______________________________ and ______________
_____________________, respectively, of ALARIS Medical Systems, Inc., a Delaware corporation (the "COMPANY" and "MORTGAGOR");

            2. We have each read and reviewed (i) that certain purchase agreement dated as of October 11, 2001 (the "PURCHASE AGREEMENT"; capitalized terms used herein and not otherwise defined shall have such meanings assigned to such terms in the Purchase Agreement), entered into by and among the Company and UBS Warburg LLC and Bear, Stearns & Co. Inc., as initial purchasers (the "INITIAL PURCHASERS"), (ii) Section 8 of the Purchase Agreement (the "CONDITIONS PRECEDENT") and (iii) any definitions or other provisions contained in the Purchase Agreement as we have deemed necessary;

            3. In the opinion of each of the undersigned, the aforesaid review is of a nature and scope sufficient to enable each of the undersigned to express an informed opinion as to whether or not the Conditions Precedent have been complied with; and

            4. To the best knowledge of each of the undersigned, after due inquiry, the Conditions Precedent have been complied with and, except as disclosed on SCHEDULE A attached hereto or on any prior lien schedule of any Mortgage,

                  (i) there has been an issuance of a valid and proper certificate of occupancy or other local equivalent for the use currently being made of the Mortgaged Property;

                  (ii) there are no outstanding citations, violations or similar notices indicating that such Mortgaged Property contains conditions which are not in compliance (except where non-compliance would not result in a material impairment of the value or utility of such Mortgaged Property) with local codes or ordinances relating to building or fire safety or structural soundness;

                  (iii) there are no tenants or persons in possession of any
            Mortgaged Property; and

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                                      -2-


                  (iv) there are no disputes regarding boundary lines, location, encroachment or possession of any portions of such Mortgaged Property and no state of facts exists which could give rise to any such claim.

            5. The Company is lessee under certain leases with respect to each property listed on SCHEDULE B attached hereto, however, the Company has sub-leased out the entire leased premises to the third parties identified on SCHEDULE B and no longer conducts business out of, or maintains any equipment or inventory at such leased premises.

            IN WITNESS WHEREOF, the undersigned have executed this certificate this ___ day of October, 2001.



                                         ------------------------------------
                                         Name:
                                         Title:



                                         ------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE A

                                   Exceptions

                                   SCHEDULE B


========================= ========================= ===========================
     Leased Premises                Lessor                  Sub-Lessee
========================= ========================= ===========================









========================= ========================= ===========================